UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

Mezey Howarth Racing Stables, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52529	20-8623320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Ave Pico, Ste C-629
San Clemente, California 92673

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (949) 429-4007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into Definitive Agreement

On June 25, 2008, Mezey Howarth Racing Stables, Inc. ("MZYH") entered into a binding Letter of Intent ("LOI") for a proposed transaction with ABTTC, Inc. ("ABTTC"). The LOI contemplates the purchase by MZYH of ABTTC for a purchase price of 2.85 times Gross Revenue of ABTTC, Inc.. The payments consist of $1,750,000 payable upon announcement of the dealin Company Common Stock and the remaining amount payable in Preferred Stock.  ABTTC is a treatment center located in Temecula, CA and will become a wholly owned subsidiary of MZYH.  MZYH will continue to primarily focus on horse racing.  The $1,750,000 shall be considered a Break Up fee should MZYH not close.  The parties intend to sign a definitive acquisition agreement and close the purchase transaction as soon as practicable and have agreed to use their best efforts to close by August 1, 2008.

The description set forth herein of the terms and conditions of the LOI is qualified in its entirety by reference to the full text of the LOI, which is filed with this report as Exhibit 99.2 and incorporated herein by reference.  The estmated Gross Revenue of ABTTC, Inc is approximately $4,000,000.

Paul Howarth, officer and Director of MZYH, is a shareholder of ABTTC.  As such Mr. Howarth has refrained from and will continue to refrain from any participation in the negotiations regarding this Transaction.  Furthermore, Mr. Howarth has excused himself from any Board of Director and shareholder vote.The Company will put the the matter to a shareholder vote on July 7, 2008.

 This report contains statements about the future, sometimes referred to as "forward-looking"statements. Forward-looking statements are typically identified by the use of the words, "believe," "may," "should," "expect," "anticipate," "estimate" "project," "propose," "plan," "intend,"and similar words and expressions. Forward-looking statements are not guarantees of completion of proposed transactions, availability of tax-free treatment, or similar matters. Forward-looking statements are subject to risks and uncertainties outside MZYH’s control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see MZYH's other SEC reports.

Item 8.01 Other Events.

The Board of Directors has set July 7, 2008 as the date of the specialshareholder meeting.  The meeting shall take place at the ABBTC, Inc. at 11:00 am.  The meeting is open to all, however, shareholders of record as of June 25, 2008 shall be entitled to vote.  The matters to be voted on include the amneding the Company's Articles to change the name of the Company to Forterus, Inc., the ABTTC acquistions and any other matters presented by the Company's Board of Directors.  The Company shall not request proxies for the meeting.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 26, 2008	Mezey Howarth Racing Stables, Inc.
By: /s/ J. Wade Mezey
Title: Chief Executive Officer